Exhibit 99.1

Contact:	Andrea Rabney Argot Partners 212.600.1902 andrea@argotpartners.com

Enzon Board Authorizes Share Repurchase Program

BRIDGEWATER, N.J. December 21, 2010 – Enzon Pharmaceuticals, Inc. (Nasdaq: ENZN) today announced that the Company’s Board of Directors has authorized the purchase of up to $200 million of outstanding shares of the Company’s common stock. No date was established for completion of the share repurchase program. The expectation is that the program will extend over a number of calendar quarters. The Company also announced that its previously authorized $50 million share repurchase program, announced in December 2009, was recently completed in full.

The $200 million share repurchase program will be funded from the Company's available cash and investments. As of September 30, 2010, the Company had cash, cash equivalents, short-term investments and marketable securities of $484.6 million.

“Enzon will use this program to return value to shareholders at times and at prices that reflect a disciplined approach to share repurchases, "stated Alexander J. Denner, Ph.D., Chairman of Enzon’s Board of Directors. “The Board and management continue to explore ways of advancing Enzon’s portfolio of novel oncology product candidates while improving operating efficiencies.”

Stock repurchases under this program may be made through open market or privately negotiated transactions at such times and in such amounts as the Company deems appropriate, based on a variety of factors such as price, corporate and regulatory requirements and overall market conditions. There can be no assurance as to the number of shares the Company will purchase, if any. The stock repurchase program may be modified, suspended or terminated at any time without prior notice.

About Enzon

Enzon Pharmaceuticals, Inc. is a biopharmaceutical company dedicated to the research and development of innovative medicines for patients with cancer. Enzon's drug development programs utilize several approaches, including its cutting-edge proprietary Customized Linker technology utilizing PEGylation and mRNA antagonists using the Locked Nucleic Acid technology. Enzon receives a royalty revenue stream from licensing arrangements for other products developed using the proprietary Customized Linker Technology. Further information about Enzon and this press release can be found on the Company's web site at www.enzon.com.

Forward Looking Statements

There are forward-looking statements contained herein, which can be identified by the use of forward-looking terminology such as the words "believes," "expects," "may," "will," "should,” "potential," "anticipates," "plans," or "intends" and similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, events or developments to be materially different from the future results, events or developments indicated in such forward-looking statements. Such factors include, but are not limited to: whether Enzon will be able to successfully complete the stock repurchase program in a manner that complies with applicable laws and regulations, the time it may take for Enzon to complete the stock repurchase program, economic and market conditions, other corporate liquidity requirements and priorities, the timing, success and cost of clinical studies being conducted for Enzon's product candidates, the ability of Enzon or its partners to obtain regulatory approval of Enzon’s product candidates and Enzon's ability to obtain the funding necessary to develop its product candidates, A more detailed discussion of these and other factors that could affect results is contained in our filings with the U.S. Securities and Exchange Commission, including our annual report on Form 10-K for the year ended December 31, 2009. These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements. No assurance can be given that the future results covered by the forward-looking statements will be achieved. All information in this press release is as of the date of this press release and Enzon does not intend to update this information.